PRICING SUPPLEMENT NO. 4 DATED OCTOBER 20, 1998         RULE 424(b)(2)
   (TO PROSPECTUS DATED JUNE 9, 1997 AND               FILE NO. 33-64225
   PROSPECTUS SUPPLEMENT DATED JUNE 9, 1997)

                                 NEWELL CO.
                         MEDIUM-TERM NOTES, SERIES A
                                 $15,500,000
                             5.42% SENIOR NOTES
   ______________________________________________________________________

   Trade Date:                             October 16, 1998

   Original Issue Date:                    October 21, 1998

   Principal Amount:                       $15,500,000

   Initial Price to Public:                100% of Principal Amount, plus
                                           accrued interest, if any, from
                                           and including October 21, 1998

   Interest Rate:                          5.42%

   Interest Payment Dates:                 January 1 and July 1 of each
                                           year, commencing January 1,
                                           1999

   Maturity Date:                          October 21, 2003


   Discount to Agent
   (as percentage of principal amount):    .50%

   Net Proceeds to Company
   (as percentage of principal amount):    99.50%

   As of the date hereof, $440,500,000 in aggregate principal amount of Medium-Term Notes, Series A, of the Company have been sold (including the Notes to which this Pricing Supplement relates).
   ______________________________________________________________________

   Form:     /X/ Book-Entry   / / Certificated
   Original Issue Discount Note: / / Yes /X/ No
   ______________________________________________________________________

   Agent:    Morgan Stanley Dean Witter


   Agent is acting in the capacity as indicated below:
        / / Agent /X/ Principal
   ______________________________________________________________________

                         MORGAN STANLEY DEAN WITTER